Exhibit 10.2
Description of performance goals under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program and the National Fuel Gas Company Executive Annual Cash Incentive Program
On December 23, 2009, specific written performance goals for fiscal year 2010 under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program (“AARCIP”) were executed by the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) for David F. Smith, Ronald J. Tanski, Matthew D. Cabell and Anna Marie Cellino. Mr. Smith is President and Chief Executive Officer of the Company. Mr. Tanski is Treasurer and Principal Financial Officer of the Company and President of National Fuel Gas Supply Corporation (“Supply Corporation”), one of the Company’s two pipeline and storage subsidiaries. Mr. Cabell is President of Seneca Resources Corporation (“Seneca Resources”), the Company’s exploration and production subsidiary. Mrs. Cellino is President of National Fuel Gas Distribution Corporation (“Distribution Corporation”), the Company’s utility subsidiary.
Mr. Smith, Mr. Tanski, Mr. Cabell and Mrs. Cellino will earn cash compensation in fiscal 2010 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 200% of salary for Mr. Smith, from zero to 160% of salary for Mr. Tanski and from zero to 140% of salary for Mr. Cabell and Mrs. Cellino. Target compensation is 100% of salary for Mr. Smith, 80% of salary for Mr. Tanski and 70% of salary for Mr. Cabell and Mrs. Cellino. The Compensation Committee may approve other compensation or awards at its discretion.
The goals for Mr. Smith relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 35% of the formula), safety (weighted as 5% of the formula), and various aspects of the Company’s investor relations program (weighted in the aggregate as 10% of the formula).
The goals for Mr. Tanski relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 15% of the formula), growth of the pipeline and storage segment (weighted as 15% of the formula), safety (weighted as 10% of the formula), and various aspects of the Company’s investor relations program (weighted in the aggregate as 10% of the formula).
The goals for Mr. Cabell relate to Company earnings per share (weighted as 15% of the formula), earnings per share of Seneca Resources (weighted as 15% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 40% of the formula), oil and natural gas reserve replacement (weighted as 10% of the formula), finding and development costs (weighted as 10% of the formula), and lease operating expenses and general and administrative expenses (weighted as 10% of the formula).

The goals for Mrs. Cellino relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 20% of the formula), Distribution Corporation customer service standards (weighted as 15% of the formula), Distribution Corporation meter reading (weighted as 10% of the formula), and the regulatory environment (weighted as 5% of the formula).
Also on December 23, 2009, specific written performance goals for fiscal year 2010 under the National Fuel Gas Company Executive Annual Cash Incentive Program (“EACIP”) were executed by the Compensation Committee for John R. Pustulka, Senior Vice President of Supply Corporation. Mr. Pustulka will earn cash compensation in fiscal 2010 under the EACIP depending upon his performance relative to his goals. Mr. Pustulka’s compensation pursuant to this arrangement can range from zero to 90% of his salary. The Compensation Committee may approve other compensation or awards at its discretion.
The goals for Mr. Pustulka relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (weighted as 10% of the formula), Supply Corporation’s fuel consumption and operational efficiency (weighted as 10% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).